Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Where Food Comes From, Inc. of our report dated February 15, 2024, relating to our audit of the December 31, 2023 financial statements of Where Food Comes From, Inc.

/s/ Causey Demgen & Moore, P.C.

Denver, Colorado

December 8, 2025